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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                     July 2, 2008

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	33-7591 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia		30084-5336
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:		(770) 270-7600

None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Future Power Resources—Vogtle Units No. 3 and No. 4

        In its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Oglethorpe reported that it was participating in 30% of the cost of the license applications and other initial development activities for two additional nuclear units at Plant Vogtle pursuant to the terms of a development agreement with Georgia Power Company ("GPC") and the other co-owners of the two existing nuclear units at this site. The terms of the development agreement allowed each co-owner to reduce its initial ownership interest prior to July 2, 2008 and be refunded amounts paid by the co-owner, together with interest. Oglethorpe, as well as the other co-owners, have each elected not to reduce their ownership interest. As a result, each co-owner's interest in Units No. 3 and No. 4 is the same as Units No. 1 and No. 2. Oglethorpe's estimated total costs for the new units, including allowance for funds used during construction ("AFUDC"), are approximately $4.2 billion, with planned commercial operation dates of 2016 and 2017. In addition to the development agreement, Oglethorpe's rights and obligations with respect to these additional units are contained in an Ownership Participation Agreement, the Plant Vogtle Operating Agreement (amended to include Units No. 3 and No. 4), and the Nuclear Managing Board Agreement (amended to include Units No. 3 and No. 4). The Ownership Participation Agreement is similar to the agreement that covers Units No. 1 and No. 2. These three agreements were filed as exhibits to Oglethorpe's Form 8-K filed on April 27, 2006. In August 2006, Southern Nuclear Operating Company, on behalf of GPC and the other co-owners, filed an application with the NRC for early site permits for these two additional units, and in March 2008 filed an application for combined construction permits and operating licenses ("COL") for two 1,100 MW units, using the Westinghouse AP1000 technology.

        On April 8, 2008, GPC, for itself and as agent for the other potential co-owners (the "Owners"), signed an Engineering, Procurement and Construction ("EPC") Contract with Westinghouse Electric Company, LLC and Stone & Webster, Inc. (the "Consortium"). Pursuant to the EPC Contract, the Consortium will supply and construct the two new nuclear units with the exception of certain owner supplied items. Under the EPC Contract, the Owners will pay a purchase price that would be subject to certain price escalation and adjustments, adjustments for change orders and performance bonuses. Each Owner is severally (not jointly) liable to the Consortium based on its ownership share. The EPC Contract includes certain liquidated damages upon the Consortium's failure to comply with schedule and performance guarantees, as well as certain bonuses payable to the Consortium for early completion and unit performance. The Consortium's liability for those liquidated damages and for warranty claims is subject to a cap. The obligations of Westinghouse and Stone & Webster are guaranteed by Toshiba Corporation and The Shaw Group, Inc., respectively. In the event of certain credit rating downgrades of any Owner, that Owner would be required to provide a letter of credit or other credit enhancement to the Consortium. Performance under the EPC Contract is subject to certification by the Georgia Public Service Commission ("PSC') of GPC's ownership interest in the additional units. In addition, the Owners may terminate the EPC Contract at any time for their convenience, provided that the Owners will be required to pay certain termination costs and, at certain stages of the work, cancellation fees to the Consortium. The Consortium may terminate the EPC Contract under certain circumstances, including delays in receipt of the COL or delivery of full notice to proceed, certain Owner suspension or delays of work, action by a governmental authority to permanently stop work, certain breaches of the EPC Contract by the Owners, Owner insolvency and certain other events.

        On May 1, 2008, GPC submitted its self-build nuclear proposal to the PSC in connection with its request for proposals for baseload capacity. No other proposals were submitted. On August 1, 2008, GPC will submit its final recommendation to the PSC for certification. Pursuant to the development agreement, Oglethorpe will have limited opportunities during the PSC certification process to reduce its ownership percentage, albeit without getting a refund for amounts paid to date.

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        In connection with this commitment, Oglethorpe's revised capital expenditures, including AFUDC, are $380 million in 2008, $693 million in 2009, and $717 million in 2010. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Financial Condition—Capital Requirements—Capital Expenditures" in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        In December 2006, Oglethorpe submitted a $1.8 billion loan application to RUS covering its potential 30% share in these proposed two nuclear units, which was based on an early preliminary cost estimate. See "BUSINESS—OGLETHORPE POWER CORPORATION—Relationship with RUS" in Item 1 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a discussion of RUS's position relating to no funding of new baseload generation facilities. Given RUS's position, Oglethorpe is evaluating other sources of financing for this project, including the issuance of tax-exempt bonds for any equipment that may qualify for such financing.

Other Future Power Resources

        As further reported in its Annual Report on Form 10-K, Oglethorpe has identified for the Members other future generation resource development possibilities to help meet their power supply needs over the next ten years. The Members have given general approval for the future development of certain quantities of gas-fired combustion turbine plants and combined cycle plants, subject to future Member subscription for specific projects only as needed. Oglethorpe is in the final stages of Member subscription for 200 MWs of biomass-fueled generating capacity for completion in 2014-2015. If the subscriptions are completed and approved by the Oglethorpe Board of Directors, Oglethorpe would continue with development activities as required for commercial operation in 2014-2015. Oglethorpe currently estimates that such a project could cost in the range of $800 million to $1.0 billion, including AFUDC. However, no significant capital expenditures would be required until after 2010.

Rocky Mountain Lease Arrangements

        In connection with the transactions described under the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Financial Condition—Off-Balance Sheet Arrangements—Rocky Mountain Lease Arrangements" in Oglethorpe's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (such transactions being referred to collectively herein as the "Rocky Mountain Lease Arrangements"), Oglethorpe is required to maintain a surety bond with a surety bond provider that meets certain minimum credit rating requirements to secure certain of Oglethorpe's payment obligations under the Rocky Mountain Lease Arrangements. Accordingly, Oglethorpe entered into a surety bond agreement with AMBAC Indemnity Corporation ("AMBAC") concurrently with the consummation of the Rocky Mountain Lease Arrangements.

        The operative agreements relating to the Rocky Mountain Lease Arrangements also provide that if the surety bond provider fails to maintain a credit rating of at least "Aa2" from Moody's and "AA" from S&P, then Oglethorpe must, within 60 days of becoming aware of such fact, provide (i) a replacement surety bond from a surety bond provider that has such credit ratings, (ii) a letter of credit from a bank with such credit ratings, (iii) other acceptable credit enhancement or (iv) any combination thereof.

        Currently, AMBAC has a credit rating of "Aa3" from Moody's and "AA" from S&P. In addition, both Moody's and S&P have put AMBAC on a negative credit watch. If AMBAC were to be further downgraded by S&P, Oglethorpe would be required to provide acceptable replacement credit enhancement, as discussed above, which would likely be at costs substantially in excess of the costs incurred by Oglethorpe with respect to the AMBAC surety bond. Also, in the event that Oglethorpe were unable to obtain replacement credit enhancement, then Oglethorpe and/or its wholly owned subsidiary, Rocky Mountain Leasing Corporation ("RMLC"), may be required to purchase the equity

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interests of the investors (the "Investors") in the trusts (the "Trusts") formed to effectuate the Rocky Mountain Leasing Arrangements.

        In addition, the operative agreements relating to the Rocky Mountain Lease Arrangements require that RMLC enter into and maintain an arrangement pursuant to which a third party meeting certain minimum credit rating requirements agrees to make payments sufficient to fund (i) the equity portion of RMLC's periodic basic rent payments under the lease agreements (the "Facility Leases") pursuant to which it leases certain undivided interests in the Rocky Mountain Pumped Storage Hydroelectric Facility ("Rocky Mountain") from the Trusts and (ii) the equity portion of the fixed purchase price of the undivided interests in Rocky Mountain at the end of the terms of the Facility Leases if Oglethorpe causes RMLC to exercise its option to purchase these interests at that time (such funding arrangement being referred to herein as the "Equity Funding Agreement"). Consequently, RMLC entered into an Equity Funding Agreement with AIG Matched Funding Corp. (the "AIG Equity Funding Agreement"), which is a wholly owned subsidiary of American International Group, Inc. ("AIG"), concurrently with the consummation of the Rocky Mountain Lease Arrangements. AIG has guaranteed the obligations of AIG Matched Funding Corp. under the AIG Equity Funding Agreement.

        The operative agreements relating to the Rocky Mountain Lease Arrangements provide that if AIG fails to maintain a credit rating of at least "Aa3" from Moody's and "AA-" from S&P, then AIG Matched Funding Corp. will be required to post collateral having a stipulated credit quality to secure its obligations under the AIG Equity Funding Agreement. Moreover, if AIG's fails to maintain a credit rating of at least "Baa3" from Moody's and "BBB-" from S&P, then RMLC must, within 60 days of becoming aware of such fact, enter into a replacement Equity Funding Agreement with a financial institution that has credit ratings of at least "Aa3" from Moody's or "AA-" from S&P.

        Currently, AIG has a credit rating of "Aa3" from Moody's and "AA-" from S&P. In addition, S&P has put AIG on a negative credit watch. If AIG were to be downgraded below "Baa3" by Moody's and "BBB-" by S&P, RMLC would be required to enter into a replacement Equity Funding Agreement, which would likely be at costs substantially in excess of the costs incurred by RMLC with respect to the AIG Equity Funding Agreement. Also, in the event that RMLC were not able to enter into a replacement Equity Funding Agreement, then RMLC may be required to purchase the Investors' equity interests in the Trusts.

Cautionary Note Regarding Forward-Looking Statements

        Certain statements contained in this Current Report on Form 8-K may include forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the timing of various regulatory and other actions, plans for new generation resources for Oglethorpe and projected construction budgets for Oglethorpe. Oglethorpe cautions that there are certain factors that may cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Oglethorpe; accordingly, there can be no assurance that such forecasted results will be realized. For a partial list of the factors that could cause actual results to differ materially from those anticipated by these forward-looking statements, see "RISK FACTORS" in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Oglethorpe assumes no obligation to update any information contained herein.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: July 7, 2008	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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  Item 8.01 Other Events
SIGNATURES